UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



Date  of  Report (Date of earliest event reported):
September 18, 2003



              MAUI LAND & PINEAPPLE COMPANY, INC.
     (Exact name of registrant as specified in its charter)



     HAWAII                         0-6510        99-0107542
(State or other jurisdiction of  (Commission   (I.R.S. Employer
incorporation or organization)   File Number)  Identification No.)




120 Kane Street, P. O. Box 187, Kahului, Maui, Hawaii  96733-6687
    (Address of Principal Executive Offices)           (Zip Code)



Registrant's telephone number, including area code:(808) 877-3351



                              NONE
  Former Name or Former Address, if Changed Since Last Report






ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On September 18, 2003, the sale by Kaahumanu Center Associates ("KCA") to Somera Investment Partners, LLC, of the Queen Kaahumanu Center (the "Center") for $75 million closed escrow. Upon closing of the sale, the Company received cash of $3.3 million, which primarily represented the repayment of cash advances, management fees, electricity and reimbursable costs. By agreement between the partners of KCA, the partnership was dissolved upon the closing of the sale and the Company as managing partner has proceeded to wind up the affairs of the partnership. The winding up period, as defined by agreement, will run for thirteen months following the closing of the sale.

     As a result of the dissolution of the partnership, the Company's accumulated losses of KCA in excess of its investment will be reversed in the third quarter of 2003. The Company's Consolidated Financial Statements for the quarter ended September 30, 2003 will reflect income attributable to Queen Kaahumanu Center of approximately $13 million, primarily representing the reversal of the accumulated losses.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
AND   EXHIBITS

      (b) Pro Forma Financial Information

     The following pro forma balance sheet as of June 30, 2003 and the pro forma statement of operations for the six months then ended, and the pro forma statement of operations for the year ended December 31, 2002 were derived from the Company's consolidated balance sheet as of June 30, 2003 and the related statement of operations for the six months then ended, and the Company's consolidated statement of operations for the year ended December 31, 2002.

     These pro forma financial statements are presented for informational purposes only and do not purport to be indicative of the financial results of the Company had the sale of the Center taken place as of January 1, 2002.






      MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES
               PRO FORMA BALANCE SHEET (UNAUDITED)
                          JUNE 30, 2003

                                     Actual   Adjustments (1)  Pro Forma
                                          (Dollars in Thousands)
                     ASSETS
Current Assets
  Cash and cash equivalents        $  1,023    $     205     $   1,228
  Accounts and notes receivable      18,836       (2,771)(2)    16,065
  Inventories                        27,177                     27,177
  Other current assets               11,065                     11,065
    Total current assets             58,101       (2,566)       55,535

Property                            258,148         (272)(2)   257,876
  Accumulated depreciation         (153,060)                  (153,060)
    Property - net                  105,088         (272)      104,816

Other Assets                         16,608       (1,013)(2)    15,595
Total                              $179,797    $  (3,851)    $ 175,946



                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Current portion of long-term debt
    and capital lease obligations  $  6,450    $             $   6,450
  Trade accounts payable             10,279                     10,279
  Other current liabilities           9,773           70         9,843
    Total current liabilities        26,502           70        26,572

Long-Term Liabilities
  Long-term debt and capital
    lease obligations                44,054        2,000 (3)    46,054
  Equity in losses of joint venture  13,564      (13,564)(4)        --
  Other long-term liabilities        35,672         (343)       35,329
    Total long-term liabilities      93,290      (11,907)       81,383

Minority Interest in Subsidiary       1,935                      1,935

Stockholders' Equity
  Common stock                       12,455                     12,455
  Retained earnings                  50,699        7,986 (5)    58,685
  Accumulated other comprehensive
    loss                             (5,084)                    (5,084)
    Stockholders' equity             58,070        7,986        66,056
Total                              $179,797    $  (3,851)    $ 175,946

See Notes to Pro Forma Financial Statements.







      MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES
                PRO FORMA STATEMENT OF OPERATIONS
                          JUNE 30, 2003
                           (UNAUDITED)


                                     Actual  Adjustments (1)  Pro Forma
                                           (Dollars in Thousands
                                           Except Share Amounts)

Net Sales and Gross Revenue        $ 73,763    $  (1,580)(6)  $  72,183

Costs and Expenses
  Cost of goods sold                 34,747                      34,747
  Other operating costs and
    expenses                         27,208       (1,042)(6)     26,166
  General and administrative         15,514          (95)(6)     15,419
  Interest                            1,289           50          1,339
  Equity in (income) losses of
    joint ventures                      708         (687)(7)         21

Total Costs and Expenses             79,466       (1,774)        77,692

Income (Loss) Before Income Taxes and
  Minority Interest                  (5,703)         194         (5,509)

Income tax benefit (expense)          1,741          (70)         1,671
Minority interest in income of
 consolidated subsidiary               (696)                       (696)

Net Income (Loss)                  $ (4,658)    $    124      $  (4,534)

Per Common Share
    Net Income (Loss)              $   (.65)    $    .02      $    (.63)



See Notes to Pro Forma Financial Statements.







      MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES
                PRO FORMA STATEMENT OF OPERATIONS
                  YEAR ENDED DECEMBER 31, 2002
                          (UNAUDITED)


                                     Actual  Adjustments (1)  Pro Forma
                                           (Dollars in Thousands
                                           Except Share Amounts)

Net Sales and Gross Revenue        $155,465    $  8,627 (8)  $ 164,092

Costs and Expenses
  Cost of goods sold                 83,272                     83,272
  Other operating costs and expenses 53,817      (2,226)(9)     51,591
  General and administrative         23,521        (184)        23,337
  Interest                            2,511                      2,511
  Equity in losses of joint ventures  1,178      (1,248)(10)       (70)

Total Costs and Expenses            164,299      (3,658)       160,641

Income (Loss) Before Income Taxes and
  Minority Interest                  (8,834)     12,285          3,451

Income tax benefit (expense)          3,506      (4,423)(11)      (917)
Minority interest in income of consolidated
  subsidiary                           (381)                      (381)

Net Income (Loss)                  $ (5,709)   $  7,862      $   2,153

Per Common Share
    Net Income (Loss)              $   (.79)   $   1.09      $     .30


See Notes to Pro Forma Financial Statements







      MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES
             NOTES TO PRO FORMA FINANCIAL STATEMENTS


1. The pro forma adjustments are computed assuming the sale of the Center and the dissolution of KCA was consummated as of January 1, 2002.
2. These account balances would have been eliminated from the balance sheet in connection with a January 1, 2002 sale of the Center.
3. Increase in debt of $2.0 million reflects the additional cash that is estimated may have been required for income tax liabilities attributable to the gains recognized from the transaction.
4. Equity in losses of joint venture would have been reversed as of January 1, 2002 as a result of the dissolution of KCA and is therefore being adjusted out of the pro forma balance sheet as of June 30, 2003.
5. Increase in retained earnings primarily reflects the Company's net pro forma income from the transaction in 2002, net of taxes.
6. These pro forma adjustments to the statement of operations for the six months ended June 30, 2003 primarily represent the reversal of revenues and expenses related to fees paid to the Company for the management of the Center and for reimbursement of electricity costs.
7. This pro forma adjustment represents the reversal of the Company's equity in losses of KCA that was recognized for the six months ended June 30, 2003.
8. Primarily reflects the credit to equity in earnings of joint venture that would have resulted from the reversal of the liability for accumulated losses of KCA as of January 1, 2002, partially offset by the reversal of 2002 revenues to the Company primarily from reimbursement of electricity costs and management fees.
9. Primarily reflects the reversal of expenses related to reimbursement of electricity costs and management fees for the year ended December 31, 2002.
10. Represents the reversal of the Company's equity in losses of KCA that was recognized for the year 2002.
11. Income tax expense on the net pro forma adjustments is calculated at a combined federal and state rate of 36%.







                           SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                              MAUI LAND & PINEAPPLE COMPANY, INC.



  October 2, 2003         /S/ PAUL J MEYER
Date                          Paul J. Meyer
                              Executive Vice President/Finance
                              (Principal Financial Officer)